Ex-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 27 to File No. 333-38801; Amendment No. 27 to File No. 811-08457) of Delaware Group Foundation Funds of our report dated November 19, 2008 included in the 2008 Annual Report to shareholders.

/s/Ernst & Young, LLP
Philadelphia, Pennsylvania
January 22, 2009